EXHIBIT 24


                          CERTIFIED COPY OF RESOLUTION
                                       OF
                            THE BOARD OF DIRECTORS OF
                                   3M COMPANY
                             A DELAWARE CORPORATION

         I, the undersigned, Assistant Secretary of 3M Company, a Corporation duly organized and existing under the laws of Delaware, and having its principal place of business in Saint Paul, Minnesota, hereby CERTIFY that the attached is a true copy of a portion of a certain resolution, duly adopted by the Board of Directors of the said corporation, in accordance with the Bylaws, and recorded in the minutes of a meeting of the said Board of Directors duly held on November 11, 2002, and not subsequently rescinded or modified.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of said Corporation this 11th day of February 2003.




         [SEAL]


                                                     /s/ Thomas A. Boardman
                                                     ---------------------------
                                                         Thomas A. Boardman
                                                         Assistant Secretary

                                                              Board of Directors
                                                              November 11, 2002


         2) W. James McNerney, Jr., Patrick D. Campbell, John J. Ursu, Janet L. Yeomans, and Gregg M. Larson, and their respective successors, be and each of them, with full power to act without the other, hereby is severally authorized to sign a registration statement or statements on the applicable form or forms covering the registration under the Securities Act of 1933, as amended, and/or the Trust Indenture Act of 1939, as amended, or under other applicable laws of any indentures required to be filed and registered and such number of debt securities, such as notes, bonds, or debentures and shares of outstanding common stock, of a par value of $0.01 per share, of this Corporation and any and all amendments to such registration statement or statements, on behalf of and as attorneys for the principal executive officers and/or the principal financial and accounting officer and/or any other officer or director of the Corporation.